Exhibit 4.a

                         Form of Group Annuity Contract



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[LOGO OF PHOENIX] PHOENIX     PHL VARIABLE INSURANCE COMPANY
                              A STOCK COMPANY
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MASTER CONTRACT HOLDER                          [XYZ Fund Company]

GROUP ANNUITY CONTRACT NUMBER                   [02-000001]

EFFECTIVE DATE                                  [SEPTEMBER 1, 2007]

                        GROUP ANNUITY CONTRACT

PHL Variable Insurance Company ("the Company", "we", "our") agrees, subject to the conditions and provisions of the certificate, to provide the benefits specified in the certificate while the certificate is in force, and to provide any other benefits, rights, and privileges of the certificate.

The Group Annuity Contract is issued in consideration of the Master Application, a copy of which is attached to and made a part of the Group Annuity Contract, and payment of the charges for the benefits under the certificate, as specified in the Schedule Pages of the certificate.

The Group Annuity Contract is delivered in and is subject to the laws of [the State of Delaware].

The entire insurance contract includes the Group Annuity Contract, certificate, and any attached forms, including any application forms.

Signed for the Company:

          [/s/ Philip K. Polkinghorn]               [/s/ John H. Beers]
                  [President]                           [Secretary]

We support benefit payments through our General Account.

Group Annuity Contract
General Account
Non-Participating
Not Eligible for Dividends

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
SECTION    GROUP ANNUITY CONTRACT PROVISIONS
     1.    Eligibility

     2.    Certificates

     3.    Charges and Benefits

     4.    Incorporation

     5.    Modification of Group Annuity Contract

     6.    Assignment of Group Annuity Contract

     7.    Allocation Restrictions

     8.    Schedule Pages

     9.    Suspension, Termination

    10.    Miscellaneous

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1. ELIGIBILITY
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A person who meets the group eligibility requirements of the Master Contract
Holder may become a Certificate Owner upon our approval of a certificate application, if applicable, and receipt of the charges associated with the benefits under the certificate, as specified in the Schedule Pages of the certificate.

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2. CERTIFICATES
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We will issue one certificate to each Certificate Owner or joint Certificate
Owners. The certificate will state the terms, conditions, and benefits of coverage.

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3. CHARGES AND BENEFITS
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CHARGES
Any charges will be specified in the Certificate. The Master Contract Holder is not responsible for payment of any charge.

BENEFITS
If the Account Value reduces to zero, benefits due under the Certificate, if any, will commence subject to the conditions, restrictions, and limitations specified in the contract.

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4. INCORPORATION
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A sample certificate and, if applicable, sample certificate application, are attached hereto are made a part of the contract. Any provisions of this Group Annuity Contract which are inconsistent with provisions of the certificate are superseded by the certificate provisions.

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5. MODIFICATION OF GROUP ANNUITY CONTRACT
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The Group Annuity Contract may not be modified without prior written mutual agreement between the Company and the Master Contract Holder.

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6. ASSIGNMENT OF GROUP ANNUITY CONTRACT
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Neither party may assign or transfer the Group Annuity Contract without the other party's prior written consent. In the event such written consent is provided, the consenting party assumes no responsibility for the validity of any assignment or transfer. Neither party shall be bound by any assignment or transfer attempted under this Group Annuity Contract unless it has consented in writing thereto.

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7. ALLOCATION RESTRICTIONS
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In order for a Certificate to stay in effect, we require that the Master
Contract Holder make available to the Certificate Owners the Asset Allocation Strategy or Strategies mutually agreed-upon by the Company and the Master Contract Holder. Any applicable Asset Allocation requirements will be determined between the Company and the Master Contract Holder not later than the Certificate Date for each certificate. Pursuant to written procedures mutually agreed upon between the Master Contract Holder and us, the Master Contract Holder may change funds or strategies within an Asset Allocation Strategy, or change to alternate Asset Allocation Strategies. In the event that the Master Contract Holder makes such changes without adhering to the mutually agreed written procedures, or without the Company's prior written approval, the Master Contract Holder will have [5 days] from the date of the change to cure such prohibited changes. Failure to cure prohibited changes within such period will result in termination of affected Certificates, and the Company will have no obligation to make any payments under the terms of the affected Certificates.

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8. SCHEDULE PAGES
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The Schedule Pages of the certificate will be completed based upon the information contained in any application forms and the terms of this Group Annuity Contract.

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

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9. SUSPENSION, TERMINATION
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SUSPENSION
Either party may suspend issuance of new Certificates under the contract, without cause, upon [30 days] written notice. Either party may request from the other in writing to resume issuance of new Certificates at any time after the suspension is in effect. Any resumption will be effective on the first business day following mutual written agreement of the parties to resume issuance of new Certificates.

TERMINATION
This Group Annuity Contract will terminate on the date when no Certificates are in force under the terms of the contract.

We will mail written notice to the Master Contract Holder at the most recent address on file at our Operations Division, advising of the termination, or such other address as the parties may mutually agree. [You will be responsible for notifying any in force Certificate Holders of the termination of the Group Annuity Contract.]

[Additionally, either party may terminate this Group Annuity Contract upon [30 days] written notice, provided both parties have fulfilled all of their duties and obligations thereunder.]

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10. MISCELLANEOUS
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All charges, fees, and other monies payable to the Company shall be payable at its Operations Division, and shall be in lawful money of the United States of America.

The Company shall deal directly with the Master Contract Holder in accordance with the terms and conditions of the Group Annuity Contract, and may deal with Certificate Owners upon terms as mutually agreed upon by the parties.

Capitalized terms not defined herein have the meaning set forth in the certificates.



07MASTERGA.2                            4